Exhibit 99.1

NEWS RELEASE

Exchange Offers for Lumen Senior Notes

DENVER, March 16, 2023 /PRNewswire/ — Lumen Technologies, Inc. (NYSE: LUMN) (“Lumen”) announced that its indirect, wholly owned subsidiary, Level 3 Financing, Inc. (the “Issuer”), has commenced offers to issue senior secured notes in exchange for senior unsecured notes of Lumen.

Specifically, the Issuer has commenced offers to issue up to $1,100,000,000 principal amount (the “New Notes Cap”) of new 10.500% Senior Secured Notes due 2030 of the Issuer (the “New Notes”) in exchange for validly tendered outstanding senior notes issued by Lumen listed in the table below (collectively, the “Lumen Notes”) upon the terms and conditions set forth in the offering memorandum, dated March 16, 2023 (the “Offering Memorandum”).

The following table sets forth each series of Lumen Notes subject to the Exchange Offers, the acceptance priority level (the “Acceptance Priority Level”) for such series and the applicable consideration offered for such series in the applicable exchange offer (each, an “Exchange Offer” and collectively, the “Exchange Offers”).

						Principal Amount of New Notes(1)
Title of Series of Lumen Notes	CUSIP Number(s)	Aggregate Outstanding Principal Amount	Acceptance Priority Level(2)	New Notes Series Caps		Early Exchange Consideration, if Tendered and Not Withdrawn at or Prior to the Early Tender Date	Late Exchange Consideration, if Tendered After the Early Tender Date and at or Prior to the Expiration Date
5.625% Senior Notes, Series X, due 2025	156700AZ9	$206,030,000	1	N/A		$920.00	$870.00
7.200% Senior Notes, Series D, due 2025	156686AJ6	$65,801,000	2	N/A		$920.00	$870.00
5.125% Senior Notes due 2026	156700BB1/ U1566PAB1	$702,956,000	3	N/A		$710.00	$660.00
6.875% Debentures, Series G, due 2028	156686AM9	$294,929,000	4	N/A		$680.00	$630.00
5.375% Senior Notes due 2029	550241AA1/ U54985AA1	$506,394,000	5	$400,000,000	(3)	$550.00	$500.00
4.500% Senior Notes due 2029	156700BD7/ U1566PAD7	$967,338,000	6			$550.00	$500.00
7.600% Senior Notes, Series P, due 2039	156700AM8	$518,000,000	7	$250,000,000	(4)	$525.00	$475.00
7.650% Senior Notes, Series U, due 2042	156700AT3	$435,268,000	8			$525.00	$475.00

(1)

For each $1,000 principal amount of Lumen Notes. In addition to the Early Exchange Consideration (as defined below) or Late Exchange Consideration (as defined below), as applicable, Eligible Holders will also receive accrued and unpaid interest in respect of Lumen Notes exchanged.

(2)

Subject to the New Notes Series Caps (as defined below), all Lumen Notes that are tendered for exchange in an Exchange Offer at or prior to the Early Tender Date (as defined below) will have priority over Lumen Notes that are tendered for exchange after the Early Tender Date, even if such Lumen Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Lumen Notes tendered at or prior to the Early Tender Date and even if the Issuer does not elect to have an Early Settlement Date. The maximum aggregate principal amount of New Notes that the Issuer will issue in the Exchange Offers equals $1,100,000,000, which the Issuer reserves the right to increase at any time in its sole discretion, subject to compliance with applicable law and the terms of its outstanding indebtedness and subject to the New Notes Series Caps.

(3)	The Issuer will not issue more than $400,000,000 of New Notes (the “2029 Combined Cap”) in exchange for tendered 5.375% Senior Notes due 2029 and 4.500% Senior Notes due 2029.
(4)

The Issuer will not issue more than $250,000,000 of New Notes (the “2039 and 2042 Combined Cap”) in exchange for tendered 7.600% Senior Notes, Series P, due 2039 and 7.650% Senior Notes, Series U, due 2042. Together, the 2029 Combined Cap and 2039 and 2042 Combined Cap are referred to as the “New Notes Series Caps”.

The New Notes will mature May 15, 2030 and pay interest at a rate of 10.500% per annum. The New Notes will be (i) secured by the same collateral and (ii) guaranteed by the same entities that secure and guarantee the Issuer’s outstanding secured notes, in each case subject to the receipt of the regulatory approvals described in the Offering Memorandum (which are consistent with the approvals obtained in prior offerings by the Issuer). In addition, the restrictive covenants and events of default with respect to the New Notes will be substantially similar to those applicable to the Issuer’s outstanding secured notes.

The New Notes (i) will be unsubordinated and secured obligations of the Issuer, ranking equal in right of payment with all existing and future indebtedness of the Issuer that is not expressly subordinated in right of payment to the New Notes; (ii) will be secured on a senior lien basis by the collateral securing the New Notes, subject to a shared lien of equal priority with the other senior secured obligations of the Issuer secured by such collateral of the Issuer, and subject to other liens permitted by the New Notes’ indenture; (iii) will be effectively senior to all existing and future senior unsecured indebtedness of the Issuer to the extent of the value of the collateral provided by the Issuer (after giving effect to the sharing of such value with holders of equal ranking liens on such collateral); (iv) will be contractually senior in right of payment to all existing and future indebtedness of the Issuer that is expressly subordinated in right of payment to the New Notes; (v) will be effectively subordinated to any obligations of the Issuer secured by liens on assets of the Issuer that do not constitute collateral with respect to the New Notes, to the extent of the value of such assets; (vi) will be effectively subordinated to all liabilities of the Issuer’s subsidiaries that are not guarantors and (vii) will be effectively senior to all liabilities of Lumen and the other members of Lumen’s credit group that are not guaranteed by the Issuer or the guarantors of the New Notes (including the Lumen Notes that remain outstanding following completion of the Exchange Offers), to the extent of the value of the assets of the Issuer (after giving effect to the sharing of such value with holders of equal ranking obligations or, in the case of assets constituting collateral, with holders of equal ranking liens on such collateral).

Subject to the receipt of certain applicable regulatory approvals, the New Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsubordinated and secured basis by the Issuer’s parent company, Level 3 Parent, LLC, and various subsidiaries, but not by Lumen or members of Lumen’s credit group.

The Exchange Offers are being made only to Eligible Holders (as defined below). Eligible Holders must validly tender (and not validly withdraw) their Lumen Notes at or prior to 5:00 p.m., New York City time, on March 29, 2023 (the “Early Tender Date”), in order to be eligible to receive the applicable “Early Exchange Consideration” shown in the table above. Lumen Notes validly tendered (and not validly withdrawn) after the Early Tender Date but prior to the Expiration Date (as defined below) will be eligible to receive the applicable “Late Exchange Consideration” shown in such table.

The Exchange Offers will expire at 5:00 p.m., New York City time, on April 13, 2023, unless extended (such time and date with respect to an Exchange Offer, as it may be extended for such Exchange Offer, the “Expiration Date”). The final settlement date for the Exchange Offers will occur promptly after the Expiration Date and is expected to occur on April 17, 2023 (the “Final Settlement Date”), subject to all conditions to the Exchange Offers having been satisfied or waived by the Issuer. The Issuer may elect, in its sole discretion, to settle an Exchange Offer for any or all series of Lumen Notes and issue the New Notes with respect to such Lumen Notes validly tendered at or prior to the Early Tender Date (and not validly withdrawn) at any time after the Early Tender Date and at or prior to the Expiration Date (the “Early Settlement Date”). Such Early Settlement Date will be determined at the Issuer’s option and, if elected, would be expected to occur on or after March 31, 2023, subject to all conditions to the Exchange Offers having been satisfied or waived by the Issuer.

In addition to the Early Exchange Consideration or the Late Exchange Consideration, as applicable, the Issuer will pay (or cause Lumen to pay) in cash accrued and unpaid interest on the Lumen Notes accepted for exchange in the Exchange Offers from the applicable latest interest payment date to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable. Interest on the New Notes will accrue from the date of first issuance of New Notes and, as described above, the Issuer may elect, in its sole discretion, to settle on the Early Settlement Date the Exchange Offers for any or all series of Lumen Notes and issue New Notes with respect to such Lumen Notes validly tendered at or prior to the Early Tender Date (and not validly withdrawn). If the Issuer elects to have an Early Settlement Date, any New Notes issued on the Final Settlement Date will be issued with accrued interest from the Early Settlement Date and to, but not including, the Final Settlement Date, subject to various adjustments described in the Offering Memorandum.

Tenders may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 29, 2023, but not thereafter unless required by law (the “Withdrawal Deadline”). The Issuer reserves the right to increase any of the New Notes Cap or the New Notes Series Caps at any time in its sole discretion without extending the Early Tender Date or Withdrawal Deadline or otherwise reinstating withdrawal rights, subject to compliance with applicable law and the terms of the Issuer’s outstanding indebtedness. Accordingly, Eligible Holders should not tender any Lumen Notes that they do not want to have accepted for exchange.

Except as described in the following paragraph and subject to the New Notes Series Caps, all Lumen Notes validly tendered and not validly withdrawn having a higher Acceptance Priority Level will be accepted for exchange before any Lumen Notes tendered having a lower Acceptance Priority Level will be accepted for exchange (with 1 being the highest Acceptance Priority Level and 8 being the lowest Acceptance Priority Level). Accordingly, subject to the New Notes Cap and New Notes Series Caps, all Lumen Notes with an Acceptance Priority Level 1 will be accepted for exchange before any Lumen Notes with an Acceptance Priority Level 2, and so on, until the New Notes Cap or applicable New Notes Series Cap is allocated. Once all Lumen Notes tendered in a certain Acceptance Priority Level have been accepted for exchange, subject to the New Notes Series Caps, Lumen Notes from the next Acceptance Priority Level may be accepted for exchange. If the remaining portion of the New Notes Cap is adequate to exchange some but not all of the aggregate principal amount of Lumen Notes tendered within the next Acceptance Priority Level, Lumen Notes tendered for exchange in that Acceptance Priority Level will be accepted for exchange on a pro rata basis, based on the aggregate principal amount of Lumen Notes tendered with respect to that Acceptance Priority Level, and no Lumen Notes with a lower Acceptance Priority Level will be accepted for exchange, subject to the New Notes Series Caps.

Notwithstanding the foregoing, subject to the New Notes Series Caps, all Lumen Notes that are tendered for exchange in an Exchange Offer at or prior to the Early Tender Date will have priority over Lumen Notes that are tendered for exchange after the Early Tender Date, even if such Lumen Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Lumen Notes tendered at or prior to the Early Tender Date and even if the Issuer does not elect to have an Early Settlement Date. If, subject to the New Notes Series Caps, the principal amount of Lumen Notes validly tendered at or prior to the Early Tender Date constitutes a principal amount of Lumen Notes that, if accepted for exchange by the Issuer, would result in it issuing New Notes having an aggregate principal amount equal to or in excess of the New Notes Cap, the Issuer will not accept any Lumen Notes tendered for exchange after the Early Tender Date, regardless of the Acceptance

Priority Level of such Lumen Notes, unless the Issuer increases the New Notes Cap. If the principal amount of 5.375% Senior Notes due 2029, 4.500% Senior Notes due 2029, 7.600% Senior Notes, Series P, due 2039 and 7.650% Senior Notes, Series U, due 2042 validly tendered at or prior to the Early Tender Date constitutes a principal amount of Lumen Notes that, if accepted for exchange by the Issuer, would result in the issuance of New Notes in an aggregate principal amount equal to or in excess of the 2029 Combined Cap or the 2039 and 2042 Combined Cap, the Issuer will not accept any 4.500% Senior Notes due 2029 or 5.375% Senior Notes due 2029 (in the case of the 2029 Combined Cap) or any 7.600% Senior Notes, Series P, due 2039 or 7.650% Senior Notes, Series U, due 2042 (in the case of the 2039 and 2042 Combined Cap) tendered for exchange after the Early Tender Date, regardless of the Acceptance Priority Level of such Lumen Notes, unless the Issuer increases the applicable New Notes Series Cap.

The Exchange Offers are conditioned on the satisfaction or waiver of certain customary conditions, as described in the Offering Memorandum. The Issuer may terminate, withdraw, amend or extend any of the Exchange Offers, in its sole discretion. The Exchange Offers are not conditioned upon any minimum amount of Lumen Notes being tendered. Each Exchange Offer is being made independently of the other Exchange Offers, and is not conditioned upon the completion of any of the other Exchange Offers.

The Exchange Offers will only be made, and the New Notes are only being offered and will only be issued, (1) to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) to non-U.S. persons outside the United States as defined in Rule 902 under the Securities Act in transactions in compliance with Regulation S under the Securities Act, who are “non-U.S. qualified offerees” (as defined in the eligibility letter) (such holders, the “Eligible Holders”). Only Eligible Holders who have properly completed and submitted the eligibility certification attached to the eligibility letter and, in the case of Canadian residents, the Canadian certification form, are authorized to receive or review the Offering Memorandum and participate in the Exchange Offers. Holders who desire to obtain and complete an eligibility letter should either visit the website for this purpose at https://www.gbsc-usa.com/eligibility/lumen or call Global Bondholder Services Corporation, the Exchange and Information Agent for the Exchange Offers at (855) 654-2014 (toll-free) or (212) 430-3774 (collect for banks and brokers).

The New Notes and the offering thereof have not been registered under the Securities Act or any state or foreign securities laws, and may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Holders of New Notes will not be granted any registration rights. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. Only holders of Lumen Notes who certify in writing that they are Eligible Holders are authorized to participate in the Exchange Offers.

The Issuer is making the Exchange Offers through, and pursuant to, the terms of the Offering Memorandum. None of Lumen, the Issuer, the dealer managers for the Exchange Offers, any affiliate of any of them, or any other person makes any recommendation as to whether Eligible Holders should tender or refrain from tendering all of any portion of the principal amount of such holder’s Lumen Notes for New Notes in the Exchange Offers. Eligible Holders must make their own independent decision as to whether to tender Lumen Notes and, if so, the amount of the Lumen Notes as to which such action is to be taken.

The Exchange Offers are an opportunistic implementation of Lumen’s announced capital allocation priorities, expected to reduce Lumen’s consolidated indebtedness, further strengthening Lumen’s consolidated balance sheet.

This press release does not constitute an offer of, or an invitation to participate in, the Exchange Offers to any person in any jurisdiction in which it would be unlawful to make such offer or invitation or Exchange Offers under applicable securities or blue sky laws.

About Lumen

Lumen connects the world. We are dedicated to furthering human progress through technology by connecting people, data, and applications – quickly, securely, and effortlessly. Everything we do at Lumen takes advantage of our network strength. From metro connectivity to long-haul data transport to our edge cloud, security, and managed service capabilities, we meet our customers’ needs today and as they build for tomorrow. For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies, and YouTube: /lumentechnologies.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other oral or written statements of Lumen, the Issuer or their affiliates identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Lumen, the Issuer or their affiliates. Actual events and results may differ materially from those anticipated, estimated, projected or implied by Lumen, the Issuer or their affiliates in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the Issuer to consummate the Exchange Offers; the possibility that the Eligible Holders will not be receptive to the Exchange Offers; corporate developments that could preclude, impair or delay the aforementioned transactions due to restrictions under the federal securities laws; changes in the credit ratings of the Issuer or its affiliates; changes in the cash requirements, financial position, financing plans or investment plans of the Issuer or its affiliates; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in filings with the U.S. Securities and Exchange Commission (“SEC”) of Lumen or Level 3 Parent, LLC. For all the reasons set forth above and in the SEC filings of Lumen and Level 3 Parent, LLC, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. Neither Lumen nor the Issuer undertakes any obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the intentions of Lumen, the Issuer or their affiliates contained in any forward-looking statements reflects the intentions of such companies as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, industry, economic and market conditions, and their assumptions as of such date. Lumen, the Issuer or their affiliates may change their intentions, strategies or plans (including the plans expressed herein) without notice at any time and for any reason.

Media Relations Contact:	Investor Relations Contact:
Tracey Conway	Mike McCormack, CFA
P: 720.888.4443	P: 720.888.3514
Tracey.Conway@lumen.com	Mike.McCormack@lumen.com

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